Exhibit 1
STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into this 23rd day of July, 2013 by and between SBT Investments VI LLC, a Texas limited liability company (“Purchaser”) and Cooper C. Collins (“Seller”).

WHEREAS, Seller desires to sell and Purchaser desire to purchase an aggregate of 1,250,000 shares of common stock of Pernix Therapeutics, Inc. (“PTX”) in exchange for the issuance of 250 Units (as defined in the Second Amended and Restated Limited Liability Company Agreement of Purchaser dated May 14, 2013 (the “LLC Agreement”)) to the Seller by the Purchaser;

NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1.  Sale and Purchase of Shares.  Subject to and in accordance with the terms and conditions of this Agreement, Seller hereby sells, transfers and assigns to Purchaser, and Purchaser hereby purchases, 1,250,000 shares of PTX common stock (the “Shares”).

2.  Issuance of Units.  Subject to and in accordance with the terms and conditions of this Agreement, Purchaser hereby sells, transfers and assigns to Seller, and Seller hereby purchases, 250 Units (the “Issued Units”) from the Purchaser.

3.  Closing; Deliveries.

(a)  The closing of the transactions contemplated hereby (the “Closing”) shall occur simultaneously with the execution of this Agreement.

(b)  At the Closing, Seller will deliver to Purchaser (1) certificates evidencing the Shares, duly endorsed for transfer to Purchaser or accompanied by such executed stock power as may be necessary to convey legal and beneficial title to such Shares to Purchaser, and (2) an executed counterpart of the LLC Agreement in the form set out as Exhibit A.  Seller shall use commercially reasonable efforts to cause PTX to cause its transfer agent to issue and deliver to Purchaser certificates representing the Shares as soon as is reasonably practicable following the Closing.

(c)  At the Closing, Purchaser will deliver to Seller (1) a certificate, issued in the name of Seller, evidencing the Issued Units and (2) an executed counterpart of the LLC Agreement in the form set out as Exhibit A

4.  Representations and Warranties of Seller.  Seller represents and warrants to Purchaser and Parent the following:

(a)  Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  The Shares have been duly transferred to Purchaser free and clear of any liens and encumbrances (other than restrictions on transfer under applicable federal and state securities laws).

(c)  Seller has been advised that the Issued Units have not been registered under Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, but are being offered and sold pursuant to exemptions from or in a manner that does not require registration under such laws, and that Purchaser's reliance upon such exemptions or manner of sale is predicated in part on Seller's representations contained herein.  Seller acknowledges that Purchaser is relying in part upon Seller's representations and warranties contained herein for the purpose of determining whether the offer and sale of the Issued Units qualifies for applicable exemptions from registration or qualification or is not required to be registered pursuant to federal or state securities laws, rules and regulations.

(d)  Seller is acquiring the Issued Units for his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof.  Seller does not have the present intention of selling or otherwise distributing any of the Issued Units in a manner contrary to the Securities Act, or any applicable state securities law; and Seller does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person or to any third person with respect to any of the Issued Units.

(e)  Seller acknowledges that it has such financial or other information concerning the Purchaser as Seller considers necessary in connection with Seller's investment in the Issued Units.  In making his investment decision, Seller is relying solely on investigations made by Seller and his representatives.  The offer to sell the Issued Units was communicated to Seller in such a manner that he was able to ask questions of and receive answers from the management of Purchaser concerning the terms and conditions of the proposed transaction and that at no time was Seller presented with or solicited by or through any form of general or public advertising or solicitation.

(f)  Seller, either alone or with the assistance of the Seller's professional advisor, is a sophisticated investor, is able to fend for the Seller in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the prospective investment in the Issued Units.  Seller is in a financial position to purchase and hold the Issued Units and is able to bear the economic risk and withstand a complete loss of Seller's investment in the Issued Units.

(g)  Seller understands that, as of the Closing, the Issued Units have not been registered under the Securities Act, or applicable state securities laws, and Seller hereby agrees not to make any sale, transfer or other dispositions of the Issued Units unless either (i) the Issued Units have been registered under the Securities Act, and all applicable state securities laws, and any such registration remains in effect or (ii) registration is not required under the Securities Act or applicable state securities laws with respect to such sale, transfer or other disposition.

(h)  Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect.

(i)  The execution and delivery by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, will not (a) violate or conflict with any law or governmental order applicable to Seller or by which any of his properties or assets may be bound, (b) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental authority or (c) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation, payment or acceleration or any right under) or result in the creation of any lien upon any of the properties or assets of Seller under, any contract, permit, or other obligation to which Seller is a party, or by which Seller or any of his properties or assets are bound.

(j)  The Seller has held legal and beneficial title to the Shares for a period exceeding six months prior to the date of this Agreement.

5.  Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller the following:

(a)  Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  Purchaser has been advised that the Shares have not been registered under Securities Act, or applicable state securities laws, but are being offered and sold pursuant to exemptions from or in a manner that does not require registration under such laws, and that Seller's reliance upon such exemptions or manner of sale is predicated in part on Purchaser's representations contained herein.  Purchaser acknowledges that Seller is relying in part upon Purchaser's representations and warranties contained herein for the purpose of determining whether the offer and sale of the Shares qualifies for applicable exemptions from registration or qualification or is not required to be registered pursuant to federal or state securities laws, rules and regulations.

(c)  Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof.  Purchaser does not have the present intention of selling or otherwise distributing any of the Shares in a manner contrary to the Securities Act, or any applicable state securities law; and Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person or to any third person with respect to any of the Shares.

(d)  Purchaser acknowledges that it has such financial or other information concerning PTX (including such information as is set forth in PTX’s reports and other information filed with the U.S.  Securities and Exchange Commission) as Purchaser considers necessary in connection with Purchaser's investment in the Shares.

(e)  Purchaser, either alone or with the assistance of the Purchaser's professional advisor, is a sophisticated investor, is able to fend for the Purchaser in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the prospective investment in the Shares.  Purchaser is in a financial position to purchase and hold the Shares and is able to bear the economic risk and withstand a complete loss of Purchaser's investment in the Shares.

(f)  Purchaser understands that, as of the Closing, the Shares have not been registered under the Securities Act, or applicable state securities laws, and Purchaser hereby agrees not to make any sale, transfer or other dispositions of the Shares unless either (i) the Shares have been registered under the Securities Act, and all applicable state securities laws, and any such registration remains in effect or (ii) registration is not required under the Securities Act or applicable state securities laws with respect to such sale, transfer or other disposition.

(g)  Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect.

(h)  The execution and delivery by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, will not (a) violate or conflict with any provision of Purchaser’s certificate of formation or the LLC Agreement, (b) violate or conflict with any law or governmental order applicable to Purchaser or by which any of its properties or assets may be bound, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental authority or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation, payment or acceleration or any right under) or result in the creation of any lien upon any of the properties or assets of Purchaser under, any contract, permit, or other obligation to which Purchaser is a party, or by which Purchaser or any of its properties or assets are bound.

(i)  Purchaser is aware of and hereby acknowledges (i) Seller's membership on the board of directors of PTX, and (ii) Seller’s position as an executive of PTX.  Purchaser (A) is aware of and hereby acknowledges the insider trading policy of PTX (the "Policy"), (B) acknowledges that the transactions contemplated hereby will occur during the closed window period set forth in the Policy, (C) acknowledges that Seller may have or may be deemed to have material, nonpublic information which may impact the value of the Shares and, (D) nevertheless, agrees to proceed with the consummation of the transactions contemplated hereby, and hereby waives any claim against Seller and  PTX with respect to the matters described in (A), (B) and (C) of this Section 6(i) with the exception of any claims based on fraud or violations of Rule 10b-5 promulgated under the Securities Act.

(j)  Purchaser is not an “investment company” as such term is used in Section 721 of the Internal Revenue Code of 1986, as amended.

6.  Valuation Adjustment.  If Purchaser sells any of the Shares and the Closing Price (as defined below) is below $3.80 on the date of the closing of such sale, then Purchaser shall promptly following such sale redeem from Seller, and Seller shall transfer to Purchaser, for no further consideration, a pro rata portion of the Issued Units Seller received under this Agreement equal to (I) (i) 100 percent, less (ii) the ratio determined by dividing the Closing Price on the date of such sale by the Closing Price on the date of this Agreement, and (II) the ratio determined by dividing the number of Shares sold by Purchaser by 1,250,000.

In this Section 6, “Closing Price” means the closing price per share of PTX common stock as reported on the Nasdaq Stock Market or a similar national exchange.  Exhibit B sets out a sample calculation of the number of Issued Units to be transferred and redeemed pursuant to this Section 6

Such redemption and transfer shall be pursuant to such transfer documents as are reasonably agreed between the parties, provided that such documents shall require Seller to provide customary representations and warranties as concern title to and ownership of the applicable Units, his capacity, execution and delivery of relevant documents, and enforceability of such documents against Seller.

7.  Power of Attorney for Voting of Shares.  Purchaser hereby appoints Seller as Purchaser’s true and lawful attorney and proxy to exercise the voting rights attached to the Shares in Purchaser’s name and on Purchaser’s behalf at all or any meetings of the shareholders of PTX, as Seller in his discretion deems fit, or by executing any resolution in writing by such shareholders as fully as Purchaser would be able to do if personally present, provided, however, that the rights and powers conferred upon the Seller pursuant to this Section 9 shall terminate on the date that is six months following the date of this Agreement (the “Voting Termination Date”).  Purchaser shall procure that any person to whom Purchaser sells any Shares prior to the Voting Termination Date shall issue a power of attorney substantially in the form set out in this Section 9 in favor of Seller, such power of attorney to terminate on the Voting Termination Date.

8.  Tax Issues.  The parties intend that the sale and issuance transactions contemplated by this Agreement will qualify as a “contribution of property to the partnership in exchange for an interest in the partnership” in accordance with Section 721 of the Internal Revenue Code of 1986, as amended, such that no gain or loss would be recognized to the Purchaser or the Seller in respect of such transactions.  Each party shall, except as otherwise required by applicable law, refrain from taking a position contrary to such intention in any filings made by such party with any tax authority.

9.  Miscellaneous.  This Agreement (and the documents and instruments referred to herein) constitute the entire Agreement between the parties with respect to the matters herein addressed, and supersede and cancel all prior or contemporaneous agreements, representations, warranties, communications or understandings, whether oral or written.  This Agreement may not be modified or amended except by a writing duly executed and delivered by the parties.  No waiver of any provision of this Agreement shall be effective against a party unless in a writing duly executed and delivered by such party.  No waiver of any particular provision of this Agreement shall constitute a waiver of any other provision hereof.  No waiver of any provision of this Agreement in respect of a particular event or circumstance shall constitute a waiver of the same provision in respect of any other event or circumstance.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.  The invalidity or unenforceability of any provision of this Agreement shall not render invalid or unenforceable any other provision hereof.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its choice of law provisions.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each party shall perform any further acts and sign and deliver any further documents that are reasonably necessary to carry out the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

SBT Investments VI LLC
By: SigmaBleyzer Investment Group L.L.C., its managing member

By:	/s/ Lev Bleyzer
Name:	Lev Bleyzer
Title:	Director

/s/ Cooper C. Collins
Cooper C. Collins

Exhibit A

SUPPLEMENTAL SIGNATURE PAGE TO LLC AGREEMENT

Reference is made to the Second Amended and Restated Limited Liability Company Agreement of SBT Investments VI, L.L.C.  dated as of May ___, 2013, as the same may be amended from time to time (the “LLC Agreement”).  Capitalized terms used in this Supplemental Signature Page and not otherwise defined therein shall have the meaning set forth in the LLC Agreement.

SBT Investments VI, L.L.C.  (the “Company”) and Cooper C.  Collins (the “New Member”) have agreed that New Member shall be admitted as a Member of the Company effective as of August 13, 2013.

New Member is being admitted as a Member of the Company as a result of (check one):

(A)  XXX  the issuance by the Company to New Member of 169 Units as described in the Stock Purchase Agreement, dated the date of this Supplemental Signature Page, among the New Member, the Company and SigmaBleyzer Investment Group L.L.C.; or

(B)  _____  the transfer by ______________ to New Member of ____________  Units.

New Member hereby accepts, assumes and agrees to be subject to and bound by all of the terms, obligations and conditions of the LLC Agreement.  New Member hereby agrees that any Units received by New Member in connection with New Member's Membership Interest in the Company shall be and remain subject to all of the terms and conditions of the LLC Agreement.  Upon execution of this Supplemental Signature Page, New Member shall be deemed a signatory to the LLC Agreement and this Supplemental Signature Page shall be attached to the LLC Agreement and shall form a part thereof without any further action.  New Member hereby acknowledges that New Member has read and understands the LLC Agreement and has had ample opportunity to consult with legal, tax and other advisors of New Member's choosing prior to signing this Supplemental Signature Page.

For purposes of Section 11.1 of the LLC Agreement (Notices), New Member's address is:
Cooper Collins

[address omitted]

This Supplemental Signature Page may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same signature page.

IN WITNESS WHEREOF, the Company and New Member have executed this Supplemental Signature Page effective as of the date set forth above.

SBT INVESTMENTS VI, L.L.C.
	By:	SigmaBleyzer Investment Group L.L.C.
	Its:	Managing Member

By:
Name:
Title:

Cooper C. Collins

Exhibit B

SAMPLE CALCULATION

If the Closing Price on the date of this Agreement is $4.05, the Closing Price on the date of the relevant sale is $3.60, and the number of Shares sold in the relevant sale is 1,000,000, the calculations under Section 6 are as follows:

●	Number of Issued Units: 250

●	The ratio determined by dividing the Closing Price on the date of such sale by the Closing Price on the date of this Agreement: $3.60/$4.05 = 88.889 percent

●	The ratio determined by dividing the number of Shares sold by Purchaser by 1,250,000: 1,000,000/1,250,000 = 80 percent

●	Number of Issued Units to be redeemed by Purchaser from Seller: 250 * (100% – 88.889%) * 80% = 22.222 Units